Exhibit 99.1

Investor contacts:

Lisa Laukkanen

The Blueshirt Group for InterVideo

415-217-4967

lisa@blueshirtgroup.com

InterVideo Reports Strong Revenue for First Quarter 2006

Fremont, Calif., May 9, 2006 — InterVideo, Inc. (Nasdaq: IVII), a leading provider of DVD software, today reported financial results for the first quarter ended March 31, 2006.

For the first quarter of 2006, InterVideo reported revenue of $31.3 million compared to $21.9 million reported in the first quarter of 2005. Net income for the first quarter of 2006 was $1.1 million, or $0.07 per diluted share, compared to net income of $2.7 million, or $0.17 per diluted share, reported in the first quarter of 2005.

On a non-GAAP basis, excluding acquisition related intangible amortization of $323,000, $1.0 million for stock-based compensation, an accrual of a Ulead lawsuit award of $300,000 and other items of $239,000, net of minority interest, and a $1.6 million one time realization of a foreign currency gain for the settlement and conversion to equity of an intercompany loan and the overall tax effect on these excluded items, net income was $1.2 million, or $0.08 per diluted share.

Gross margins decreased to 51% for the three months ended March 31, 2006 from 58% for the three months ended March 31, 2005. The decrease is primarily attributable to the Microsoft royalty revenue which is sold at cost. This Microsoft royalty revenue will continue to have an effect on gross margins in the future. Gross margins were 52% on a non-GAAP basis excluding the aforementioned amortization of intangible assets.

Revenue from products, other than WinDVD, such as WinDVD Creator, InterVideo DVD Copy, InterVideo InstantON and Ulead products such as VideoStudio, PhotoImpact and Ulead DVD MovieFactory, represented 57% of total revenue in the first quarter of 2006, as compared to 37% of total revenue in the first quarter of 2005.

The company closed the quarter with $82 million in cash, cash equivalents and short-term investments.

“Our revenue growth marked a solid start to 2006 for InterVideo,” commented President and CEO, Steve Ro. “During the quarter we experienced strong product momentum, introducing and demonstrating a number of new products supporting consumer devices. We also recently announced that we will begin bundling our WinDVD HD software with the industry’s first laptop computer with an integrated HD DVD-ROM drive. We are excited about our ability to leverage our strengths in both HD and Blu-ray as these next-generation formats come to market.”

Business Outlook

The following statements are based on current expectations and information available to us as of May 9, 2006; we do not undertake a duty to update them. Projected future results are inherently uncertain. These statements are “forward-looking” and actual results may differ materially as a result of risks outlined below.

InterVideo estimates its revenue for the second quarter of 2006 to be in the range of $30 to $34 million and loss per share on a GAAP basis to be in the range of $0.01 to $0.05. On a non-GAAP basis InterVideo estimates earnings per share, excluding amortization of intangible assets of $323,000, quarterly stock-based compensation expense of approximately $1.3 million, and a non-recurring tax project of approximately $400,000 to be $0.07 to $0.11 per share.

InterVideo was required to adopt FAS 123R during the first quarter of fiscal 2006. This has a significant impact on current and future reported results as the company continues to grant stock options and other stock based compensation awards to individuals. FAS 123R requires companies to estimate the value of stock options by using the Black Scholes or other option valuation techniques. These techniques require management to make certain assumptions regarding such matters as volatility, dividend yield rates, risk-free rates and expected option term.

Conference Call Details

The InterVideo First Quarter teleconference and webcast is scheduled to begin at 5:00 p.m. Eastern Time, on Tuesday, May 9, 2006. To participate on the live call, analysts and investors should dial (800) 257-2182 at least ten minutes prior to the call. InterVideo will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the company’s Web site http://www.investor.intervideo.com. A telephonic replay of the conference call will also be available until 11:59 pm PT on Tuesday, May 16, 2006 by dialing 800-405-2236 and entering the passcode: 11059876#.

Use of Non-GAAP Financial Information

In this press release, InterVideo provides certain adjustments to financial information calculated on the basis of GAAP as supplemental information relating to its results of operations. These non-GAAP financial measures include non-GAAP net income, diluted earnings per share and gross profit and margin figures, which exclude certain expense items associated with the acquisition of Ulead, stock-based compensation and other non-recurring charges. Management believes that this non-GAAP presentation allows investors to better understand the operating results of InterVideo for the quarter ended March 31, 2006 because this presentation excludes acquisition related charges, stock-based compensation expenses and other non-recurring charges management considers meaningful and provides insight into how management evaluates operating results. Investors should note, however, that the non-GAAP financial measures used by InterVideo may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. InterVideo does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of the GAAP financial measures to non-GAAP financial measures is provided at the end of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures.

About InterVideo, Inc.

InterVideo is a leading provider of DVD software and has developed a technology platform from which it has created a broad suite of integrated multimedia software products that allow users to capture, edit, author, burn, distribute, and play digital video. Ulead, a leading developer of innovative video, imaging and DVD authoring software for desktop, server, mobile and internet platforms, is majority owned by InterVideo. Ulead software empowers users of all levels with the tools to easily and affordably personalize, manage and share digital content. For more information on Ulead, visit www.ulead.com. InterVideo’s worldwide headquarters is at 46430 Fremont Blvd, Fremont, CA, 510-651-0888. InterVideo has major offices in Taiwan, Japan, Mainland China and around the globe. For more information, visit www.InterVideo.com.

Safe Harbor Statement

Except for the historical statements contained herein, the foregoing release contains forward-looking statements, including statements regarding, among other matters, our estimated revenues and estimated GAAP and non-GAAP earnings per share for the second quarter of 2006. These forward-looking statements are subject to risks and uncertainties, and actual results could differ materially due to several factors, including but not limited to unanticipated developments or events concerning the financial condition, assets, operations, business or prospects of Ulead; higher legal costs associated with enforcement of our intellectual property rights; adverse effects on existing business relationships with suppliers and customers; unsuccessful efforts or delays in new products development; customers’ acceptance of new technology or product offerings; increased competition and pricing pressure; slower than anticipated growth in the markets for new products; problems integrating the operations, personnel, technologies or products of Ulead; problems maintaining internal and disclosure controls and procedures with a company with significant presence in Taiwan; conflicts of interest issues that might arise between InterVideo and Ulead as a majority-owned subsidiary; potential loss of key management, engineers and other employees; litigation or claims regarding alleged infringement of third parties’ intellectual property rights; the ability to maintain or expand our relationship with our retail and OEM customers; Microsoft incorporating software DVD playback technology in its future operating systems and other risks and uncertainties. Please consult the various reports and documents filed by InterVideo with the U.S. Securities and Exchange Commission, including but not limited to InterVideo’s annual report on Form 10-K and quarterly reports on Form 10-Q for factors potentially affecting the Company’s future financial results. All forward-looking statements are made as of the date hereof and InterVideo disclaims any responsibility to update or revise any forward-looking statement provided in this news release. The results for the first quarter ended March 31, 2006 are not necessarily indicative of InterVideo’s operating results for any future periods.

InterVideo, WinDVD, WinDVD Creator, InterVideo InstantON are registered trademarks of InterVideo, Inc. VideoStudio, PhotoImpact and Ulead DVD MovieFactory are registered trademarks of Ulead Systems, Inc. All other trademarks are the property of their respective holders.

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TABLES TO FOLLOW

INTERVIDEO, INC.

CONSOLIDATED STATEMENT OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31
	2006	2005
Revenue	$31,322	$21,904

Cost of revenue :	14,988	9,122
Amortization of intangible assets	323	50

Gross Profit	16,011	12,732

Operating Expenses :
Research and development	6,632	3,024
Sales and marketing	4,934	2,765
General and administrative	5,581	2,901

Total operating expenses	17,147	8,690

Income (loss) from operations	(1,136)	4,042

Other income, net	2,465	298

Income before income taxes	1,329	4,340
Provision for income taxes	(613)	(1,671)
Minority interest	369	—

Net income	$1,085	$2,669

Net income per share :
Basic	$0.08	$0.19

Diluted	$0.07	$0.17

Number of shares used in net income per share calculation:
Basic	13,897	13,791

Diluted	14,976	15,352

INTERVIDEO, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	March 31, 2006	December 31, 2005
	(unaudited)
Current assets :
Cash and cash equivalents	$35,363	$31,169
Short term investments	46,786	43,988
Accounts receivable (net of $614 and $746 allowance, respectively)	9,066	12,939
Deferred tax assets	1,035	1,034
Prepaid expenses and other current assets	6,039	6,470
Held for sale assets	19,611	19,611

Total current assets	117,900	115,211

Property and equipment, net	3,177	3,414
Goodwill	1,018	1,018
Other purchased intangible assets	6,806	7,130
Deferred tax assets	3,965	3,965
Other assets	3,390	3,507

Total assets	$136,256	$134,245

Current liabilities :
Accounts payable	$1,811	$2,219
Accrued liabilities	24,051	19,087
Income tax payable	316	1,566
Deferred revenue	4,060	3,938

Total current liabilities	30,238	26,810

Long term Liabilities:
Other long term liabilities	889	871

Minority interest	17,991	19,832

Stockholders’ equity :
Common stock, $0.001 par value, 150,000 shares authorized, 13,942 and 13,850 shares issued and outstanding respectively	14	14
Additional paid-in capital	75,494	74,123
Notes receivable from stockholders	(122)	(456)
Deferred stock compensation	(1)	(2)
Accumulated other comprehensive income	580	2,965
Retained earnings	11,173	10,088

Total stockholder’s equity	87,138	86,732

Total liabilities and stockholders’ equity	$136,256	$134,245

INTERVIDEO, INC.

Reconciliation of Reported Operating Results to Non-GAAP Operating Results

(in thousands, except per share amounts)

(unaudited)

Three months ended March 31, 2006
Reconciliation from GAAP to Non-GAAP Gross Profit

GAAP Gross Profit	$16,011
Adjustments:

Amortization of intangibles	323

Non-GAAP Gross Profit	$16,334

Reconciliation from GAAP to Non-GAAP Net Income

GAAP Net Income	$1,085
GAAP income before tax	$1,329
Non-GAAP adjustments:
Amortization of intangibles	323
FAS123R stock compensation expense	1,000
Realized foreign currency gain- settlement of intercompany loan	(1,646)
Ulead lawsuit award	300
Non-recurring tax project	100
Other adjustments	139
Adjusted minority interest on non-GAAP basis	227
Tax impact on non-GAAP basis	(589)

Non-GAAP Net Income	$1,182

EPS (GAAP)	$0.07

EPS (Non GAAP)	$0.08

Shares Used	14,976